As filed with the Securities and Exchange Commission on October 1, 1999

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_|   Preliminary Proxy Statement

|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       ROBOCOM SYSTEMS INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
            (Name of Person Filing Proxy Statement, Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

(2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)   Total fee paid:

--------------------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount Previously Paid: $
--------------------------------------------------------------------------------

(2)   Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

(3)   Filing Party:
--------------------------------------------------------------------------------

(4)   Date Filed:
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                 October 1, 1999

To the Shareholders of Robocom Systems International Inc.:

      Notice is hereby given that the Annual Meeting of Shareholders of Robocom Systems International Inc., a New York corporation (the "Company"), will be held in the Executive Conference Room of Robocom Systems International Inc., 511 Ocean Ave., Massapequa, NY 11758, on Friday, October 29, 1999 at 2:00 PM., local time, for the following purposes:

      1. Election of seven (7) directors to the Board of Directors to hold office until the 2000 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified;

      2.    Such other business as may properly come before the Annual Meeting.

      Only shareholders of record at the close of business on Monday, September 20, 1999 will be entitled to vote at the Annual Meeting.

      Whether or not you expect to attend the Annual Meeting, please mark, sign and promptly return the enclosed proxy in the postpaid envelope provided. If you receive more than one proxy because your shares are registered in different names or addresses, each such proxy should be signed and returned so that all your shares will be represented at the meeting.

                                           Sincerely,


                                           DAVID DININ
                                           President and Chief Executive Officer

                       ROBOCOM SYSTEMS INTERNATIONAL INC.
                                511 Ocean Avenue
                           Massapequa, New York 11758

                                 PROXY STATEMENT

                                     GENERAL

      This Proxy Statement is furnished to shareholders of Robocom Systems International Inc., a New York corporation (the "Company"), in connection with the solicitation, by order of the Board of Directors of the Company (the "Board"), of proxies to be voted at the Annual Meeting of Shareholders, to be held on Friday, October 29, 1999 at 2:00 P.M., local time, located in the Executive Conference Room of Robocom Systems International Inc., 511 Ocean Ave., Massapequa, NY 11758, and at any adjournment or adjournments thereof (the "Annual Meeting"). The accompanying proxy is being solicited on behalf of the Board. This Proxy Statement and the enclosed proxy card were first mailed to shareholders of the Company on or about October 1, 1999, accompanied by the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1999, and the Company incorporates the contents of such report herein by reference thereto.

      At the Annual Meeting, the following matters will be considered and voted upon:

      (1) Election of seven (7) directors to the Board of Directors to hold office until the 2000 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified;

      (2)   Such other business as may properly come before the Annual Meeting.

Voting and Revocation of Proxies; Adjournment

      All of the voting securities of the Company represented by valid proxies, unless the shareholder otherwise specifies therein or unless revoked, will be voted FOR the election of the persons nominated as directors and, at the discretion of the proxy holders, on any other matters that may properly come before the Annual Meeting. The Board does not know of any matters to be considered at the Annual Meeting other than the election of directors.

      If a shareholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. Any shareholder has the power to revoke such shareholder's proxy at any time before it is voted. A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

      A plurality of the votes cast at the Annual Meeting by the shareholders entitled to vote in the election is required to elect the director nominees and to take any other action. Although no formal agreement exists, the Company anticipates that the 1,701,000 shares (approximately 49% of the outstanding shares) in the aggregate of the Common Stock, $.01 par value per share (the "Common Stock"), of the Company beneficially owned by Mr. Irwin Balaban, the Chairman of the Board, Mr. Herbert Goldman, a Director of the Company, and Mr. Lawrence B. Klein, the Executive Vice President - Worldwide, Secretary and a Director of the Company, will be voted as recommended for the director nominees set forth herein. Accordingly, the Board anticipates that its nominees will be elected to serve as the Company's directors. In the event that sufficient votes in favor of any of the matters to come before the meeting are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of any such proposed adjournment or adjournments.

      Abstentions and broker non-votes are counted in determining the existence of a quorum but are not counted as votes cast for the proposals as to which the shareholder abstained or the broker withheld authority. Abstentions and broker non-votes have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast.

Solicitation

      The solicitation of proxies pursuant to this Proxy Statement will be primarily by mail. In addition, certain directors, officers or other employees of the Company may solicit proxies by telephone, telegraph, mail or personal interviews, and arrangements may be made with banks, brokerage firms and others to forward solicitation material to the beneficial owners of shares held by them of record. No additional compensation will be paid to directors, officers or other employees of the Company for such services. The total cost of any such solicitation will be borne by the Company and will include reimbursement of brokerage firms and other nominees.

Quorum and Voting Rights

      The Board has fixed Monday, September 20, 1999 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to one vote for each share held. The presence, in person or by proxy, of the holders of a majority of the outstanding voting securities entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management Ownership

      The following table sets forth, as of September 1, 1999, the names, addresses and number of shares of Common Stock beneficially owned by all persons known to the management of the Company to be beneficial owners of more than 5% of the outstanding shares of Common Stock, and the names and number of shares beneficially owned by all directors and director nominees of the Company and all executive officers and directors of the Company as a group (except as indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned):

                   Name and Address of                             Number of Shares          Percentage of Outstanding
                   Beneficial Owner (1)                          Beneficially Owned(2)       Shares Beneficially Owned(2)
                   --------------------                          ---------------------       ----------------------------
Irwin Balaban .............................................             600,972(3)                      17.19%
Mark  Behrman .............................................                  --(4)                         --
Herbert Goldman ...........................................             584,000(5)                      16.74%
Barry J. Gordon ...........................................               5,000(6)                          *
William J. Hancock (7) ....................................                  --                            --
Lawrence B. Klein .........................................             591,972(8)                      16.93%
Yacov Shamash (7) .........................................                  --                            --
All executive officers and directors as a group (7 persons)           1,913,944                         53.39%

------------------

*     Less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner of more than 5% of the outstanding shares of Common Stock is c/o Robocom Systems International Inc., 511 Ocean Avenue, Massapequa, New York 11758.

(2) Except as indicated in the footnotes to this table, the Company believes that all persons named in the table have sole voting and investment power with respect to all Common Stock shown as beneficially owned by them. In accordance with the rules of the Securities and Exchange Commission (the "Commission"), a person or entity is deemed to be the beneficial owner of Common Stock that can be acquired by such person or entity within 60 days upon the exercise of options or warrants or other rights to acquire Common Stock. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days have been exercised. The inclusion herein of such shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(3)   Includes 27,972 shares subject to options that are presently exercisable.

(4) Excludes shares owned by BlueStone Capital Partners, L.P., of which Mr. Behrman is a Managing Director, as to which shares Mr. Behrman disclaims beneficial ownership.

(5) Includes 564,000 shares held by the H & N Goldman L.P. and 20,000 shares subject to options that are presently exercisable.

(6)   Represents 5,000 shares subject to options that are presently exercisable.

(7)   Nominee for election to the Board of Directors.

(8)   Includes 27,972 shares subject to options that are presently exercisable.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

      The Amended and Restated Bylaws of the Company provide that the number of directors of the Company shall be at least three and not more than seven, except that where all the shares are owned beneficially and of record by fewer than three shareholders, the number of directors may be less than three, but not less than the number of shareholders. Subject to the foregoing limitation, such number may be fixed from time to time by action of the Board or of the shareholders. The Board currently consists of six directors. On September 27, 1999, the Board of Directors approved an increase in the number of directors to seven. The term of office of the directors is one year, expiring on the date of the next annual meeting, or when their respective successors shall have been elected and shall qualify, or upon their prior death, resignation or removal.

      Except where the authority to do so has been withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the nominees to the Board listed below to serve until the date of the next annual meeting of the shareholders of the Company and until their successors are duly elected and qualified. Although the directors of the Company have no reason to believe that the nominees will be unable or decline to serve, in the event that such a contingency should arise, the accompanying proxy will be voted for a substitute (or substitutes) designated by the Board.

      The following table sets forth certain information regarding the director nominees, all of whom currently serve as directors of the Company:


                                 Principal Occupation for Past Five Years and
Name                 Age         Current Public Directorships or Trusteeships
----                 ---         --------------------------------------------

Irwin Balaban        67       Mr. Balaban is a co-founder of the Company and has
                              been Chairman of the Board since 1983. He also was President and Chief Executive Officer of the
                              Company until his retirement in March 1999 and, since that time, has provided consulting services to the Company. Prior thereto Mr. Balaban was the Manager of Logistics for the Systems Management
                              Division of Sperry Corporation.

Mark Behrman         37       Mr. Behrman has been a Director of the Company
                              since April 1998. Since 1996, he has been a Managing Director of BlueStone Capital Partners,
                              L.P. ("BlueStone"), a full service investment bank focused on the emerging growth and small-cap market; prior thereto, Mr. Behrman served as Managing Director and Head of Corporate Finance for Commonwealth Associates. He currently serves on the Board of Directors of Noble International, Ltd., a publicly traded Tier II automotive components supplier.

David Dinin           53      Mr. Dinin has been a Director and President and
                              Chief Executive Officer of the Company since April
                              1999. From 1997 to March 1999, he was Senior Vice
                              President of Paramount Financial Corporation, a financial services company that also provides IT solutions. From 1986 to 1994 and from 1996 to 1997, Mr. Dinin was President - North America of
                              Linotype-Hell Corporation, a manufacturer of pre-press hardware and software for the publishing industry, responsible for creating new distribution direction for its North American operations. From 1994 to 1995, Mr. Dinin was
                              Senior Vice President - Marketing, Business
                              Development of Olsten Corporation, a staffing services company. Mr. Dinin currently serves as the President of the Long Island Sales & Marketing
                              Executives (SME) International and as a member of the board of advisors for several privately-held companies. He is a member of the CW Post College of Management's Executive Board of Advisors and the Anti-Defamation League.

                                 Principal Occupation for Past Five Years and
Name                  Age        Current Public Directorships or Trusteeships
----                  ---        --------------------------------------------

Herbert Goldman       68      Mr. Goldman is a co-founder of the Company and has
                              been a director of the Company since 1983. He has provided consulting services to the Company since his retirement in 1996. From 1991 until his retirement, Mr. Goldman had been Executive Vice
                              President - Operations of the Company.

William J. Hancock    57      Mr. Hancock is an independent consultant
                              specializing in defense logistics, infrastructure outsourcing and privatization, and global logistics process reengineering. From September
                              1996 to August 1998, in the rank of Vice Admiral, Mr. Hancock served as the Deputy Chief of Naval
                              Operations for the Logistics Department of the Navy. From June 1994 to September 1996, in the rank of Rear Admiral, Mr. Hancock served as the Director, Office of Budget, Department of the
                              Navy. Prior thereto, he served with the Navy
                              Department in a variety of positions in the Pentagon as well as at sea in the Pacific.

Lawrence B. Klein     65      Mr. Klein is a co-founder of the Company and has
                              been a director of the Company since 1991. Mr.
                              Klein has been Executive Vice President -
                              Worldwide since May 1999. From 1991 to May 1999, he was the Executive Vice President, Marketing and Sales and from 1987 to 1991, Mr. Klein served as Vice President - Automated Factory Systems and
                              Sales of the Company. Prior thereto he was an Engineering Section Manager of Computer
                              Applications Equipment and Facilities at Sperry
                              Corporation.

Yacov Shamash         49      Mr. Shamash has been Dean of the College of
                              Engineering and Applied Sciences and the Harriman
                              School for Management and Policy at SUNY Stony
                              Brook since 1992. He was recently appointed Vice
                              President for Economic Development, SUNY Stony
                              Brook. Since 1989, Mr. Shmash has served as a director and chair of the audit committee of Key
                              Tronic Corporation, a keyboard manufacturing company. Mr. Shamash also serves as a director of Long Island High Technology Incubator (LIHTI), the
                              Long Island Forum for Technology (LIFT), and the
                              Long Island Software Technology Network (LISTnet), which are not-for-profit organizations. He is a Fellow of the Institute of Electronic and Electrical Engineers (IEEE) and was a member of the Board of Governors of the IEEE Aerospace and Electronics Systems Society (AESS) from 1989 to
                              1995.

      The term of office of the directors is one year, expiring on the date of the next annual meeting and thereafter until their respective successors shall have been elected and shall qualify.

Board Meetings and Committees

      The Board of Directors met three times during the fiscal year ended May 31, 1999. Each director attended at least 75% of the Board and Committee meetings of which he was a member during such time as he served as a director. From time to time, the members of the Board act by unanimous written consent pursuant to the Business Corporation Law of the State of New York, as amended.

      The Board has an Audit Committee, which currently consists of Mark Behrman and Barry J. Gordon. Mr. Gordon is not standing for re-election to the Board of Directors. The Audit Committee recommends engagement of the Company's auditors for approval and is responsible for determining that management fulfills its responsibilities in the preparation of financial statements and financial control of operations. The Audit Committee was established in September 1997 and held two meetings during the fiscal year ended May 31, 1999.

      The Board has a Compensation Committee, which currently consists of Messrs. Behrman and Gordon. The Compensation Committee reviews and makes recommendations to the Company's Board of Directors relating to the compensation of executives and administers the Company's stock option and incentive plans. The compensation Committee was established in September 1997 and held two meetings during the fiscal year ended May 31, 1999.

Board of Directors Compensation

      Each non-employee director receives $500 for each Board meeting attended and is reimbursed for all out-of-pocket expenses incurred in connection with his attendance at meetings of the Board or any committee thereof. On June 26, 1997, the Board of Directors authorized the grant to each non-employee director on such date of five-year options to purchase 5,000 shares of Common Stock at the exercise price of $6.50 per share.

Vote Required

      A plurality of the votes cast at the Annual Meeting by the shareholders entitled to vote in the election is required to elect the director nominees.

      THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following table sets forth all compensation awarded to, earned by or paid to the chief executive officers ("CEO") of the Company and all other executive officers of the Company whose salary and bonus exceeded $100,000 in compensation for the last three fiscal years (collectively, the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                                                         Long-Term
                                                            Annual Compensation                     Compensation Awards
                                                         --------------------------------     -------------------------------
                                                                                               Securities
              Name and                   Fiscal                            Other Annual        Underlying       All Other
         Principal Position               Year           Salary           Compensation(1)     Options/SARs    Compensation(2)
         ------------------               ----           ------           ---------------     ------------    ---------------
David Dinin(3)
 President and Chief Executive
 Officer                                  1999          $ 38,462             $  2,568           140,000          $      0

Irwin Balaban (4)
 Chairman of the Board,                   1999           203,461                9,597                 0             4,777
 President and Chief Executive            1998           240,366                7,192            50,000             4,837
 Officer                                  1997           140,625(5)            13,188                 0             2,925

Lawrence B. Klein                         1999           187,500               10,508                 0             3,900
 Executive Vice President -               1998           203,817                7,172            45,000             4,106
 Worldwide                                1997           122,363(6)            12,216                 0             2,545

Robert O'Connor                           1999           125,786               11,570                 0             2,776
 Vice President -                         1998           133,077               10,114            30,000             2,580
 Systems Development                      1997           100,833                5,748                 0             1,892

Elizabeth A. Burke (7)
 Vice President - Finance,                1999           125,577                    0                 0             2,509
 Chief Financial Officer and              1998           121,023                    0            30,000             1,554
 Treasurer                                1997            18,333                    0                 0                 0

Martin Liebross                           1999           100,000               31,404                 0             2,251
 Director - Network Systems               1998           100,000                8,766             5,000             2,147
 Group                                    1997           100,000                4,800                 0             2,000

----------

(1) Represents amounts paid for automobile expenses, certain non-accountable expenses and commissions paid.

(2) Represents matching contributions made by the Company pursuant to the Company's 401(k) Plan.

(3)   Mr. Dinin became President and Chief Executive Officer on April 1, 1999.

(4)   Mr. Balaban retired in March 1999.

(5)   Reflects a voluntary reduction in salary since fiscal 1996 of $48,750.

(6)   Reflects a voluntary reduction in salary since fiscal 1996 of $42,419.

(7)   Ms. Burke became an executive officer of the Company in April 1997.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table sets forth individual grants of stock options and stock appreciation rights ("SARs") made by the Company during fiscal 1999 to each of the Named Executives:

                                 Number of                Percent of Total           Exercise or
                          Securities Underlying       Options/SARs Granted to         Base Price      Expiration
   Name                  Options/SARs Granted(1)    Employees in Fiscal Year(2)       ($/Share)          Date
   ----                  -----------------------    ---------------------------       ---------          ----
David Dinin                     140,000                      90.32%                     2.00           04/01/04

------------------

(1) Mr. Dinin's options were granted effective on April 1, 1999. The Company granted no SARs in fiscal 1999.

(2) In fiscal 1999, the Company granted options to purchase 155,000 shares of Common Stock to an aggregate of three employees.

Stock Option Exercises

      The following table contains information relating to the exercise of the Company's stock options by the Named Executives in fiscal 1999, as well as the number and value of their unexercised options as of May 31, 1999:

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                                                               Number of Securities
                                                               Underlying Unexercised              Value of Unexercised
                        Shares Acquired                              Options at                    In-the-Money Options
                               on             Value            Fiscal Year-End(#)(1)               at Fiscal Year End($)
                                                               ---------------------
      Name                 Exercise(#)      Realized($)   Exercisable       Unexercisable     Exercisable      Unexercisable
      ----                 -----------      -----------   -----------       -------------     -----------      -------------
Irwin Balaban                  0                0            27,972            22,028              0                 0

David Dinin                    0                0                 0           140,000              0                 0

Lawrence B. Klein              0                0            27,972            17,028              0                 0

Robert O'Connor                0                0            10,000            20,000              0                 0

Elizabeth A. Burke             0                0            10,000            20,000              0                 0
Martin Liebross                0                0             1,667             3,333              0                 0

----------------

(1) The sum of the numbers under the Exercisable and Unexercisable columns of this heading represents each Named Executive's total outstanding options to purchase shares of Common Stock.

Key Employees

      In addition to the nominees for Directors listed above, set forth below is a brief description of certain other key employees of the Company:

      Elizabeth A. Burke has been Vice President - Finance, Chief Financial Officer and Treasurer of the Company since April 1997. From July 1994 to January 1997, Ms. Burke was Vice President of Finance/Controller of Marvel Comics Group, a division of Marvel Entertainment Group, Inc. ("Marvel"). From November 1991 to July 1994, Ms. Burke was Corporate Controller of Marvel. From 1981 to November 1991, Ms. Burke was employed at Arthur Andersen LLP.

      Judy Frenkel has been Vice-President - Systems Development since September 1999 and from September 1992 until that time, as the Manager of Systems Analysis of the Company. From October 1998 to September 1992, Ms. Frenkel was a Senior Systems Analyst at the Company and from April 1986 to October 1988 was a Systems Analyst at the Company.

      Chung Hsin Lee has been the Manager of Software Development of the Company since November 1994. From September 1985 to November 1994, Mr. Lee served as the technical leader in the development of radio frequency subsystems for the Company's products.

      Martin Liebross has been Director of the Network Systems Group of the Company since September 1993. From August 1989 to September 1993, Mr. Liebross was President of Soma Lan Technologies, Inc., a computer network integrator.

      C. Kenneth Morrelly has been Senior Vice President of the Company since June 1999. Prior thereto, Mr. Morrelly was Senior Vice President of Dayton T. Brown, Inc., a company which performs research, development and testing for the Department of Defense, for more than 15 years. Mr. Morrelly has over 30 years experience in information technology and over 10 years on advanced supply chain management research and implementation.

      Robert O'Connor has been Vice President - Technology since September 1999 and from October 1991 until that time, as the Vice President - Systems Development of the Company. Prior thereto, Mr. O'Connor was employed as a programming group leader by Sperry Corporation.

Employment and Consulting Agreements

      The Company has entered into employment agreements with Messrs. Dinin, Klein, and O'Connor. Mr. Dinin's agreement is effective as of April 1, 1999 and has a three-year term. Messrs. Klein and O'Connor's employment agreements are effective as of May 15, 1997, and have a three-year term. Under each employment agreement, the employee receives an annual base salary and is entitled to participate in all benefit programs generally available to executive officers of the Company.

      Pursuant to their respective employment agreements, Mr. Dinin serves as President and Chief Executive Officer of the Company and receives an annual base salary of $250,000; Mr. Klein serves as Executive Vice President - Worldwide of the Company and receives an annual base salary of $195,000; and Mr. O'Connor serves as Vice President - Systems Development of the Company and receives an annual base salary of $132,000. Pursuant to their respective employment agreements, on November 30,1999, Messrs. Klein and O'Connor's base salary will automatically increase by 10%; however, Mr. Klein has waived the 10% increase that would have become effective on November 30, 1999.

      Under the employment agreements, each employee was granted incentive stock options to purchase shares of Common Stock. On June 26, 1997, Mr. Klein received options to purchase 45,000 shares at $7.15 per share, and Mr. O'Connor received options to purchase 30,000 shares at $6.50 per share. The options granted to Mr. Klein fully vest over four years and the options granted to Mr. O'Connor vest over three years. On April 1, 1999, Mr.

Dinin received options to purchase 140,000 shares at $2.00 per share; 90,000 of such options fully vest subject to the Company's net profit, as defined, for each of the next five years; the remaining 50,000 options fully vest over three years. All of Mr. Dinin's options will also immediately vest upon a change of control (as defined) of the Company. All options expire on the fifth anniversary of the date of grant.

      In their employment agreements, each of Messrs. Klein and O'Connor has agreed that during the term of his employment agreement and for a period of one year thereafter (in the event of termination of employment for other than "cause" or "good reason") or two years thereafter (in the event of termination of employment for "cause"), he will not, without the prior written consent of the Company, compete with the Company by engaging in any capacity in any business that is competitive with the business of the Company. In his employment agreement, Mr. Dinin has agreed that during his employment and for a period of one year thereafter he will not, without the prior written consent of the Company, compete with the Company by engaging in any capacity in any business that is competitive with the business of the Company in any geographical area in which the Company then conducts business.

      On April 1, 1999, Irwin Balaban, Chairman of the Board and a principal shareholder of the Company, entered into a three-year consulting agreement with the Company to provide consulting services with respect to new product development and related technical matters. Pursuant to this agreement, Mr. Balaban is paid an annual retainer of $12,000 plus a per diem of $1,000 for each day Mr. Balaban performs consulting services at the Company's request. For the fiscal year ended May 31, 1999, Mr. Balaban received approximately $3,000 for providing consulting services under his consulting agreement. Under Mr. Balaban's former employment agreement with the Company pursuant to which he served as President and Chief Executive Officer prior to April 1, 1999, Mr. Balaban was granted on June 26, 1997 options to purchase 50,000 shares of Common Stock at $7.15 per share. Such options fully vest over four years.

      On May 15, 1997, Herbert Goldman, a director and principal shareholder of the Company, entered into a three-year consulting agreement with the Company to provide consulting services with respect to new product development and related technical matters. Pursuant to this agreement, Mr. Goldman is paid an annual retainer of $12,000 plus a per diem of $1,000 for each day Mr. Goldman performs consulting services at the Company's request. In addition, on June 26, 1997, Mr. Goldman was granted five-year stock options to purchase up to 15,000 shares of Common Stock at a purchase price equal to $7.15 per share. For the fiscal year ended May 31, 1999 and 1998, Mr. Goldman received approximately $23,000 and $12,000, respectively, for providing consulting services under his consulting agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company leases approximately 10,000 square feet of office space, which functions as its corporate headquarters, in Massapequa, New York, pursuant to a lease between the Company and Robocom Properties Inc. ("Robocom Properties") that expires on December 31, 2010. The shareholders of Robocom Properties are Messrs. Balaban, Goldman, Klein and O'Connor. The total rental expense payable by the Company to Robocom Properties in each of the fiscal years ended May 31, 1997, 1998, and 1999 was $168,000, $173,090 and $168,000, respectively. Since
January 1, 1998, the annual base rental of $168,000 payable under the lease has been adjusted and thereafter will be adjusted each year by the ratio of the prime rate as published in the Wall Street Journal on January 2 of such year to the prime rate as published in the Wall Street Journal on January 2 of the previous year, which for fiscal 1998 was the ratio of 8.5% to 8.25%. The prime rate on January 2, 1999 was 7.75%. However, the parties have agreed that rent will not be less than $14,000 per month. The Company believes that these rental terms are at least as favorable to the Company as could be obtained from an unaffiliated third party.

      In connection with the purchase by Robocom Properties in 1989 of the Company's corporate headquarters building, the Company guaranteed three mortgage loans in an aggregate original principal amount of $1,053,000 that mature in 2010 and bear interest at rates ranging from 8.25% to 8.877% per annum. At May 31, 1999, the outstanding aggregate principal amount of the mortgage loans was approximately $762,000.

      Irwin Balaban, Chairman of the Board, has been acting as a consultant to the Company since his retirement as President and Chief Executive Officer of the Company effective April 1, 1999. On April 1, 1999, the Company and Mr. Balaban entered into a three-year agreement pursuant to which Mr. Balaban is to receive $12,000 per year for providing consulting services and will continue to provide consulting services to the Company on an as-needed basis. For the fiscal year ended May 31, 1999, Mr. Balaban received approximately $3,000 under this agreement.

      Herbert Goldman, a director of the Company, has been acting as a consultant to the Company since his retirement as Executive Vice President - Operations of the Company effective July 1, 1996. On May 15, 1997, the Company and Mr. Goldman entered into a three-year agreement pursuant to which Mr. Goldman is to receive $12,000 per year for providing consulting services and will continue to provide consulting services to the Company on an as-needed basis. For the fiscal years ended May 31, 1999 and 1998, Mr. Goldman received approximately $23,000 and $12,000, respectively, under this agreement.

      The Company made distributions to its S Corporation shareholders of $850,000 in fiscal 1993, did not make any such distributions in fiscal 1994, 1995 or 1996, and made distributions to such shareholders aggregating $900,000 in the fourth quarter of fiscal 1997. The Company paid the final S Corporation distribution of $1,600,000 on July 1, 1997 using a portion of the net proceeds received by the Company in its initial public offering (the "Offering"). In June 1997, prior to the consummation of the Offering, the Company entered into an indemnity agreement with its then-existing shareholders, including Messrs. Balaban, Klein, Goldman and O'Connor, pursuant to which the Company will indemnify such shareholders against additional income taxes resulting from adjustments made (as a result of a final determination made by a competent tax authority) to the taxable income reported by the Company as an S Corporation for periods prior to the Offering, but only to the extent those adjustments result in a decrease in income taxes otherwise payable by the Company.

      Between November 1993 and January 1997, Messrs. Balaban, Klein and Goldman made demand loans to the Company from time to time in the aggregate amounts of $265,000, $115,000 and $265,000, respectively. Interest rates on the loans ranged from 6% per annum to 8% per annum. All of such loans were paid in full in January 1997.

      Mark Behrman, a director of the Company, is a Managing Director of BlueStone Capital Partners, L.P., which was the managing underwriter for the Offering of its Common Stock in June 1997. In connection with such transaction, BlueStone earned underwriting discounts and commissions of approximately $424,000, was reimbursed for expenses in the amount of $183,000 and received five-year warrants to purchase up to 150,000 shares of Common Stock at an exercise price of $7.80 per share. In addition, in connection with such transaction, the

Company agreed to indemnify the underwriters, including BlueStone, against certain civil liabilities in connection with the Company's registration statement filed with the Commission under the Securities Act of 1933, as amended.

                              INDEPENDENT AUDITORS

      Ernst & Young LLP ("E&Y"), served as the Company's independent auditors for the fiscal year ended May 31, 1999. A representative of E&Y is expected to attend the Annual Meeting and such representative will have the opportunity to make a statement if he/she so desires and will be available to respond to appropriate questions from shareholders.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Based solely upon a review of Forms 3 and 4 furnished to the Company pursuant to Rule 16a-3(e) and written statements from directors and executive officers that no report on Form 5 is due, no reporting person failed to file reports required under Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") with respect to the Company's securities.

                              SHAREHOLDER PROPOSALS

      Proposals of shareholders intended for presentation at the 2000 Annual Meeting of Shareholders and intended to be included in the Company's Proxy Statement and form of proxy relating to that meeting in accordance with Rule 14a-8(e), promulgated under the Exchange Act, must be received at the address appearing on the first page of this Proxy Statement by May 28, 2000. The proxy rules of the Securities and Exchange Commission limit the circumstances under which the proxy card distributed by registered companies to their shareholders may permit those companies to cast the votes represented by the proxy voting cards in their sole discretion. As applied to the Company, the most important limitation is that for proposals made by a shareholder at the 2000 annual meeting that are not properly submitted by the shareholder for inclusion in the Company's own proxy materials, the Company may vote proxies in its discretion with respect to those proposals only if it has not received notice from the shareholder by August 14, 2000 at the latest that the shareholder intends to make those proposals at the annual meeting.

                                 OTHER BUSINESS

      Other than as described above, the Board knows of no matters to be presented at the Annual Meeting, but it is intended that the persons named in the proxy will vote all proxies according to their best judgment if any matters not included in this Proxy Statement do properly come before the meeting or any adjournment thereof.

                                    EXPENSES

      The expenses of printing and mailing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be borne by the Company. No solicitation other than by mail is contemplated, except that officers or employees of the Company may solicit the return of proxies from certain stockholders by telephone, personal solicitation or facsimile.

                                  ANNUAL REPORT

      The Company's Annual Report on Form 10-KSB for the year ended May 31, 1999, including financial statements, is being mailed herewith. If, for any reason, you do not receive your copy of the Annual Report, please contact Robocom Systems International Inc., 511 Ocean Avenue, Massapequa, New York 11758, Attention: Shareholder Relations, and another copy will be sent to you.

                                          By Order of the Board of Directors,


                                          David Dinin,
                                          President and Chief Executive Officer

Dated: October 1, 1999
       Massapequa, New York

                                 REVOCABLE PROXY
                       ROBOCOM SYSTEMS INTERNATIONAL INC.

|X|   PLEASE MARK VOTES AS IN THIS EXAMPLE

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoint(s) David Dinin, Elizabeth A. Burke and Lawrence B. Klein or any of them, lawful attorneys and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Shareholders of Robocom Systems International Inc. to be held in the Executive Conference Room of Robocom Systems International Inc., 511 Ocean Avenue, Massapequa, New York 11758 on Friday, October 29, 1999 at 2:00 p.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote the number of votes the undersigned would be entitled to vote if personally present.

      The Board of Directors recommends a vote "FOR" the proposal set forth below.

                                                   With-        For All
                                   For             hold         Except

PROPOSAL 1:                       -----           -----         ------
                                 |     |         |     |       |      |
The Election of Directors:        -----           -----         ------

Irwin Balaban, Mark Behrman, David Dinin, Herbert Goldman, William J. Hancock, Lawrence B. Klein and Yacov Shamash.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

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      In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

      This proxy when properly executed will be voted in the manner described herein by the undersigned shareholder. If no direction is made, this proxy will be voted for each of the Proposals set forth herein. Any prior proxy is hereby revoked.

Please be sure to sign and date  Date   ----------------------------------------
this Proxy in the box below.
                                        ----------------------------------------

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Shareholder sign above Co-holder (if any) sign above

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                       ROBOCOM SYSTEMS INTERNATIONAL INC.

Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

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